UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 26, 2017

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

DALLAS, TEXAS 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events

Issuance of $500 Million of Notes

On November 3, 2017, Texas Instruments Incorporated (“Texas Instruments”) consummated the issuance and sale of $500,000,000 aggregate principal amount of its 2.900% Notes due 2027 (the “Notes”), pursuant to an underwriting agreement filed herewith as Exhibit 1.1 dated October 26, 2017 among Texas Instruments and Barclays Capital Inc., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein. The Notes will be issued pursuant to an Indenture dated as of May 23, 2011 (the “Indenture”) between Texas Instruments and U.S. Bank National Association, as trustee, and an Officers’ Certificate issued pursuant thereto.

The Notes are being offered pursuant to Texas Instruments’ Registration Statement on Form S-3 filed on February 24, 2016 (Reg. No. 333-209678), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement dated October 26, 2017 and a prospectus supplement dated October 26, 2017.

The material terms and conditions of the Notes are set forth in the Indenture filed as Exhibit 4.2 to the Current Report of Texas Instruments on Form 8-K dated May 23, 2011 and the Officers’ Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 26, 2017, among Texas Instruments and Barclays Capital Inc., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II therein

4.1	Officers’ Certificate setting forth the terms of the Notes

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: November 3, 2017	By:	/s/ Rafael R. Lizardi
Rafael R. Lizardi
Senior Vice President and Chief Financial Officer

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